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                                 Exhibit (14)(a)


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form N-14 (File No. 2-95973) of The One Group of our reports dated August 18,1995 on our audits of the financial statements and financial highlights of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund, the Ohio Municipal Money Market Fund, the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Large Company Value Fund, the Blue Chip Equity Fund, the Large Company Growth Fund, the Disciplined Value Fund, the Small Company Growth Fund, the International Equity Index Fund, the Government ARM Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, the Intermediate Tax-Free Bond Fund, the Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, the Ohio Municipal Bond Fund, the Treasury Only Money Market Fund, and the Government Money Market Fund constituting The One Group as of June 30, 1995 and for the respective periods then ended. We also consent to the reference to our Firm under the caption "Counsel and Independent Accountants" in this Registration Statement on Form N-14 (File No. 2-95973).





                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
January 19, 1996